Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated August 22, 2008, relating to the financial statements and financial highlights which appear in the June 30, 2008 Annual Reports to Shareholders of the AGI Multi-Style Fund, CCM Capital Appreciation Fund, CCM Emerging Companies Fund, CCM Focused Growth Fund, CCM Mid-Cap Fund, NACM Emerging Markets Opportunities Fund, NACM Global Fund, NACM Growth Fund, NACM Income & Growth Fund, NACM International Fund, NACM Pacific Rim Fund, NACM Mid-Cap Growth Fund, NFJ All-Cap Value Fund, NFJ Dividend Value Fund, NFJ International Value Fund, NFJ Large-Cap Value Fund, Global Investors Value Fund, NFJ Mid-Cap Value Fund, NFJ Small-Cap Value Fund, OCC Growth Fund, OCC Equity Premium Strategy Fund, OCC Opportunity Fund, OCC Renaissance Fund, OCC Target Fund, RCM Biotechnology Fund, RCM Wellness Fund, RCM Global Resources Fund, RCM Global Small-Cap Fund, RCM International Growth Equity Fund, RCM Large-Cap Growth Fund, RCM Mid-Cap Fund, RCM Small-Cap Growth Fund, RCM Strategic Growth Fund and RCM Technology Fund (each a fund of the Allianz Funds) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Kansas City, Missouri

October 31, 2008